As filed with the Securities and Exchange Commission on February 27 , 2004
                           Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              BIOVERIS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                   80-0076765
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877
                    (Address of Principal Executive Offices)

                           2003 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              SAMUEL J. WOHLSTADTER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              BIOVERIS CORPORATION
                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877
                     (Name and Address of Agent For Service)

                                 (301) 869-9800
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

===================== ========================= ====================== ====================== ======================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities         Amount to be         Offering Price Per     Aggregate Offering          Amount of
  to be Registered         Registered(1)                Share                  Price            Registration Fee
--------------------- ------------------------- ---------------------- ---------------------- ----------------------
--------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common Stock,
$0.001 par value        5,300,000 shares(2)          $12.83(3)              $67,999,000(3)           $8,615.47
per share
(including the
associated
Preferred Stock
Purchase Rights)
===================== ========================= ====================== ====================== ======================


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2)      Consists of 5,300,000 shares issuable under the 2003 Stock Incentive
         Plan.


(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on February 24, 2004.

PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant's registration statement on Form S-4 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Attorneys at Hale and Dorr LLP beneficially own, in the aggregate, 177,700 shares of the registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL including for an unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, a vote of stockholders or otherwise. The registrant's certificate of incorporation provides that to the full extent authorized by the DGCL, it will indemnify any person who was or is made a party or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the registrant or, while serving as a director or officer of the registrant, is or was at the registrant's request also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, cost, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, court costs, witness fees, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time incurred in connection with such proceeding) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators.

         The registrant will pay all expenses incurred in defending any such proceeding in advance of its final disposition. However, if and to the extent Delaware law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer in advance of the final disposition of a proceeding, will be made only upon delivery to the registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. The registrant may, to the extent authorized by its board of directors from time to time, grant rights to indemnification and pay all expenses incurred in defending any proceeding in advance of its final disposition, to any of the registrant's employees or agents on the same terms and conditions upon which it is required to advance the expenses of the registrant's directors and officers.

         The registrant's certificate of incorporation further provides that the right to indemnification and the advancement of expenses set forth in the registrant's certificate of incorporation are not exclusive of any other right that any person may have or acquire under any statute, provision of the registrant's certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of the provisions of the certificate of incorporation relating to personal liability and indemnification shall in any way diminish or adversely effect the rights of any of the registrant's directors, officers, employees or agents in respect of any occurrence or matter arising prior to the repeal or modification.

         The registrant's certificate of incorporation also provides that it may maintain insurance, at its expense, to protect the registrant and any of its directors, officers or employees against any such expense, liability or loss whether or not the registrant would have the power to indemnify that person against such expense, liability or loss under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on this 27th day of February, 2004.

                                      BIOVERIS CORPORATION

                                      By: /s/ Samuel J. Wohlstadter
                                      -----------------------------
                                      Samuel J. Wohlstadter
                                      Chairman and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of BioVeris Corporation hereby severally constitute and appoint Samuel J. Wohlstadter, Richard J. Massey and George V. Migausky, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable BioVeris Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                              TITLE                          DATE


/s/ Samuel J. Wohlstadter             Director, Chairman and Chief        February 27, 2004
-------------------------             Executive Officer (principal
Samuel J. Wohlstadter                 executive officer)


/s/ George Migausky                   Vice President, Chief Financial     February 27, 2004
-------------------                   Officer and Secretary (principal
George Migausky                       financial and accounting officer)


/s/ Richard J. Massey                 Director, President and Chief       February 27, 2004
---------------------                 Operating Officer
Richard J. Massey


/s/ Anthony Rees                      Director                            February 27, 2004
----------------
Anthony Rees


/s/ Robert Salsmans                   Director                            February 27, 2004
-------------------
Robert Salsmans


/s/ Joop Sistermans                   Director                            February 27, 2004
-------------------
Joop Sistermans

                                INDEX TO EXHIBITS

Number       Description
4.1(1)       Certificate of Incorporation of the Registrant
4.2(2)       By-Laws of the Registrant
4.3(3)       Rights Agreement between the Registrant and Equiserve Trust
             Company, N.A., as rights agent dated January 9, 2004
5            Opinion of Hale and Dorr LLP, counsel to the Registrant
23.1         Consent of Hale and Dorr LLP
             (included in Exhibit 5)
23.2         Consent of Deloitte & Touche LLP
23.3         Consent of Deloitte & Touche LLP
24           Power of attorney (included on the signature pages of this registration statement)
------------

(1) Previously filed with the Securities and Exchange Commission as Exhibits 3.1, 3.2 and 3.3 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-109196) and incorporated herein by reference.

(2)      Previously filed with the Securities and Exchange Commission as Exhibit
         3.4 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-109196) and incorporated herein by reference.

(3)      Previously filed with the Securities and Exchange Commission as Exhibit
         4.1 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-109196) and incorporated herein by reference